UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2016

Mitcham Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 936-291-2277

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2016, Mitcham Industries, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”), pursuant to which the Company may sell up to 500,000 shares of the Company’s 9.00% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $1.00 per share (the “Series A Preferred Stock”), from time to time through the Agent.

Pursuant to the Equity Distribution Agreement, the Series A Preferred Stock may be offered and sold through the Agent by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Global Select Market, on any existing trading market for the Series A Preferred Stock or to or through a market maker other than on an exchange or, if specified in a placement notice from the Company, in negotiated transactions. Under the terms of the Equity Distribution Agreement, the Company may also sell Series A Preferred Stock to the Agent as principal for its own account at a price agreed upon at the time of sale. If the Company sells Series A Preferred Stock to the Agent as principal, the Company will enter into a separate terms agreement with the Agent. Under the Equity Distribution Agreement, the Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Series A Preferred Stock sold through the Agent from time to time pursuant to the terms of the Equity Distribution Agreement. The Company has no obligation to sell any of the Series A Preferred Stock under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Series A Preferred Stock will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-212949). The Company filed a prospectus supplement, dated October 7, 2016, to the prospectus, effective as of September 9, 2016 with the Securities and Exchange Commission (“SEC”) in connection with the offer and sale of the Series A Preferred Stock.

The Agent and its affiliates may from time to time in the future provide to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they would receive customary fees and commissions. In addition, Peter H. Blum, who serves as the Non-Executive Chairman of the Company’s Board of Directors, is also Co-Chief Executive Officer and Co-President of the Agent. From time to time the Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The Equity Distribution Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the Equity Distribution Agreement filed herewith as an exhibit to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2016, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Texas to classify and designate 500,000 shares of the Company’s authorized but unissued preferred stock, par value $1.00 per share, as shares of Series A Preferred Stock, with the rights, preferences, privileges, qualifications, restrictions and limitations set forth in the Certificate of Designations filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2016 (the “Certificate of Designations”). The Certificate of Amendment became effective upon filing on October 7, 2016, and upon such effectiveness, the Company was authorized to issue an aggregate of 860,000 shares of Series A Preferred Stock.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the information in the Certificate of Designations is incorporated into this Item 5.03 by reference. The description of the terms of the Certificate of Amendment in this Item 5.03 is qualified in its entirety by reference to Exhibit 3.1 and the Certificate of Designations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 7, 2016, by and between the Company and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Amendment classifying and designating 500,000 additional shares of Series A Preferred Stock.

3.2	Certificate of Designations designating 9.00% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 10, 2016).

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Series A Preferred Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITCHAM INDUSTRIES, INC.

By:	/s/ Robert P. Capps
Name:	Robert P. Capps
Title:	Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer

Date: October 7, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 7, 2016, by and between the Company and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Amendment classifying and designating 500,000 additional shares of Series A Preferred Stock.

3.2	Certificate of Designations designating 9.00% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 10, 2016).

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Series A Preferred Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).